DEAN HELLER                                    FILE NO. C7177750-04
Secretary of State                             Filed July 6, 2004
206 North Carson Street                        In the Office of
Carson City, Nevada 89601-4299                 /s/ Dean Heller
(775) 684-5708                                 Dean Heller, Secretary of State


                      ARTICLES OF INCORPORATION
                        (PURSUANT TO NRS 78)


1.  Name of Corporation:  Pacific Northwest Productions Inc.

2. Resident Agent Name and Street Address: Resident Agents of Nevada, Inc., #83364, 711 S. Carson St., Suite 4, Carson City, Nevada 89701.

3. Shares: Number of shares with par value: 75,000,000 common shares, par value $0.001 per share.

4.  Names and Addresses of Board of Directors:

    Deljit Bains
    12577  61 Avenue
    Surrey, BC, Canada V3X 3L6

    Davinder Bains
    6091  125A Street
    Surrey, BC, Canada V3X 3L6

5. Purpose: The purpose of this Corporation shall be to engage in any lawful activity.

6.  Names, Address and Signature of Incorporator:

    Sandra L. Miller             /s/ Sandra L. Miller
    711 S. Carson St., Suite 4
    Carson City, Nevada 89701

7.  Certificate of Acceptance of Appointment of Resident Agent

    I hereby accept appointment as Resident Agent for the above-named corporation.

    /s/ Sandra L. Miller        Dated: July 6, 2004